UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 1, 2003


                            VALERO ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                       1-13175                 74-1828067
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

                 One Valero Place
                San Antonio, Texas                          78212
     (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (210) 370-2000

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Item 2.  Acquisition of Assets


         On May 14, 2003, Valero Energy Corporation, its indirect, wholly owned subsidiary, Valero Refining-New Orleans, L.L.C., and Orion Refining Corporation entered into an agreement pursuant to which Valero agreed to purchase Orion Refining Corporation's refinery located in St. Charles Parish, Louisiana, approximately 15 miles west of New Orleans. The St. Charles refinery has a total throughput capacity of approximately 185,000 barrels per day (bpd) and a crude oil capacity of approximately 155,000 bpd.

         On July 1, 2003, Valero completed the purchase of the Orion refinery. The purchase price for the refinery was $400 million, plus approximately $145 million for refinery hydrocarbon inventories acquired in the transaction based on market-related prices at the time of closing. Consideration for the purchase was in the form of $250 million stated value of mandatory convertible preferred stock and the balance in cash. The convertible preferred stock has a stated value of $25.00 per share and will automatically convert to Valero common stock in three years.

         The purchase agreement for the refinery also provides for potential earn-out payments if agreed-upon refining margins reach a specified level during any of the seven years following the closing. The earn-out payments are subject to an annual maximum limit of $50 million and an aggregate limit of $175 million.


Item 7.  Financial Statements and Exhibits.

(a)  Financial  Statements  of  business  acquired.
(b)  Pro  forma  financial information.

     The financial statements and pro forma financial information required under Items 7. (a) and (b) are not included in this report and will be filed by amendment no later than 60 days after the date of this report.

(c) Exhibits.


Exhibit No.       Description

2.1 Purchase and Sale Agreement dated as of May 13, 2003 among Orion Refining Corporation, Valero Energy Corporation and Valero Refining - New Orleans, L.L.C as amended by the First Amendment to the Purchase and Sale Agreement dated as of June 13, 2003 and by the Second Amendment to the Purchase and Sale Agreement dated as of July 1, 2003 (incorporated by reference to Exhibit 2.1 to Valero Energy Corporation's Registration Statement on Form S-3, filed on July 11, 2003 (SEC file no. 333-106949)).



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                            VALERO ENERGY CORPORATION



                                            By:     /s/ Jay D. Browning
                                               ---------------------------------
                                                     Jay D. Browning
                                                     Vice President and
                                                     Corporate Secretary


Dated: July 15, 2003




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